As filed with the Securities and Exchange Commission on June 24, 1999

                                                       Registration No. 333-9943


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. NINE
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED



                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of principal executive offices)


                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                     (Name and Address of Agent for Service)


                                   COPIES TO:

                          THOMAS H. McCORMICK, ESQUIRE
                           PATRICK T. CONNORS, ESQUIRE
                        Shaw, Pittman, Potts & Trowbridge
                               2300 N Street, N.W.
                             Washington, D.C. 20037

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On June 17, 1999, CNL Hospitality Properties, Inc. (the "Company") concluded its public offering (the "Initial Offering") of up to 16,500,000 shares of common stock (the "Shares"), including 1,500,000 Shares reserved for issuance pursuant to the Company's distribution reinvestment plan (the "Reinvestment Plan"). In connection with the Initial Offering, the Company issued a total of 15,007,264 Shares, including 7,264 Shares issued pursuant to the Reinvestment Plan. The Company hereby withdraws the registration of the 1,492,736 Shares registered and reserved for issuance pursuant to the Reinvestment Plan, but not issued in connection with the Initial Offering.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 22, 1999.

                                       CNL HOSPITALITY PROPERTIES, INC.
                                       (Registrant)



                                       By:      /s/ James M. Seneff, Jr.
                                                James M. Seneff, Jr.
                                                Chairman of the Board and Chief
                                                Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                     Title                       Date
           ---------                     -----                       ----



/s/ James M. Seneff, Jr.         Chairman of the Board and        June 22, 1999
------------------------------   Chief Executive Officer
JAMES M. SENEFF, JR.             (Principal Executive Officer)



/s/ Robert A. Bourne             Director and President           June 22, 1999
------------------------------
ROBERT A. BOURNE                 (Principal Financial Officer)



/s/ Matthew W. Kaplan                   Director                  June 22, 1999
------------------------------
MATTHEW W. KAPLAN



/s/ Charles E. Adams              Independent Director            June 22, 1999
------------------------------
CHARLES E. ADAMS



/s/ Lawrence A. Dustin            Independent Director            June 22, 1999
------------------------------
LAWRENCE A. DUSTIN



/s/ John A. Griswold              Independent Director            June 22, 1999
------------------------------
JOHN A. GRISWOLD



/s/ Craig M. McAllaster           Independent Director            June 22, 1999
------------------------------
CRAIG M. MCALLASTER